EXHIBIT 10.42


                        THE CIT GROUP/BUSINESS CREDIT, INC.        212 382-7000
                        1211 Avenue of the Americas
                        New York, NY 10036
                        February 2, 2005


[LOGO OMITTED]

                           WAIVER AND AMENDMENT LETTER

COMMAND SECURITY CORPORATION
Route 55, Lexington Park
LaGrangeville, New York 12540

We refer to the Financing Agreement between us dated December 12, 2003, as amended (the "Financing Agreement"). Further reference is made to the Notice of Default/Reservation of Rights letter dated September 2, 2004 sent by us to you (herein the "Notice of Default"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

You have advised us that you are in violation of the financial covenant set forth in Section 7, Paragraph 7.10 of the Financing Agreement as a result of your failure to maintain a Fixed Charge Coverage Ratio as more fully set forth in Section 7 for the months of August 2004, September 2004, October 2004 and November 2004. You have further advised us that as a result of GCM Security Partners acquiring the stock of the Company (i) William Vassell is no longer the chairman of the Board of Directors and Chief Executive Officer of the Company and (ii) Graeme Halder is no longer the Chief Financial Officer of the Company. Barry Regenstein has replaced both of such individuals and is the current Chief Financial Officer and Chief Operating Officer.

This letter is to confirm that we hereby waive compliance with (a) said financial covenant solely with respect to such fiscal periods and (b) Sections 10.1(i) and (j) and Section 7.14 of the Financing Agreement with respect to the change in the ownership and management of the Company, and to further confirm that (i) the failure to comply with said financial covenant and change in the management and stock ownership of the Company shall not constitute Defaults and/or Events of Default under the Financing Agreement, and (ii) we hereby waive any and all rights we may have to accelerate any of the Obligations and exercise any other remedies against you or the Collateral as a result thereof.

In addition, we hereby (i) rescind and revoke the Notice of Default effective as of February 1, 2005 and (ii) confirm that we shall cease charging the Default Rate of Interest effective as of January 1, 2005. Commencing on January 1, 2005 we shall charge interest in accordance with the applicable provisions of the Financing Agreement.

In addition, effective as of February 1, 2005, the Financing Agreement shall be, and hereby is, amended as follows:

(a) The following definitions shall be added to Section 1 of the Financing Agreement in the proper alphabetical order:

      "GCM GROUP" shall mean GCM Security Partners LLC and all of its partners, members and/or equity holders.

      "GEMINI" shall mean Simpson, Herbert & Associates LLC, D/B/A Gemini Security Services, a New Jersey limited liability company.

      "GEMINI ASSIGNMENT AGREEMENT" shall mean the Assignment of Service Agreement Non-Employer of Record, dated February 4, 2005 , among Gemini, the Company and CIT.

      "GEMINI RECEIVABLES" shall mean the Trade Accounts Receivable of Gemini that are subject to the Gemini Service Agreement and to which the Company has a valid, first priority security interest which it has, in turn, assigned to CIT.

      "GEMINI SERVICE AGREEMENT" shall mean the Service Agreement Non-Employer of Record, dated February 4, 2005, as amended, among the Company, Gemini and William Casey.

(b) The definition of "Eligible Accounts Receivable" contained in Section 1 of the Financing Agreement shall be, and hereby is, amended by deleting the word "and" in the first sentence thereof where it appears preceding "(xv)", and by adding the following text immediately preceding the period at the end of such definition:

      "; and (xvi) with respect to Gemini Receivables, the Gemini Service Agreement and Gemini Assignment shall be in full force and effect provided that amounts deemed eligible hereunder shall not exceed $300,000 in the aggregate at any time."

(c) Section 7, Paragraph 7.10 of the Financing Agreement shall be, and hereby is, amended in its entirety to read as follows:

      "Until termination of this Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Company will, as of the last day of each month, maintain a Fixed Charge Coverage Ratio of not less than 1.10:1:00. The Fixed Charge Coverage Ratio shall be calculated, as of any date of determination, based upon the preceding twelve (12) months, provided that (i) such ratio shall be calculated as of December 31, 2004 for the one (1) month period then ended and (ii) prior to the completion of the first twelve (12) months following December 1, 2004 such calculation shall be based on the number of full calendar months since December 1, 2004 with such results to be cumulative for such period."

(d) Sections 10.1(i) and (j) shall be and each hereby is amended in its entirety to read as follows:

      "(i) the Chief Financial Officer and/or Chief Operating Officer of the Company resigns and such position is not filled with a replacement reasonably satisfactory to CIT within thirty (30) days thereafter."

      "(j) If at any time the Continuing Directors cease to constitute at least a majority of the members of the Company's Board of Directors. For purposes of this section, the Company's "Continuing Directors" shall mean Messrs. Bruce Galloway, Peter Kikis, Thomas Kikis, Robert Ellin, Martin Wade and Martin Blake."

(e) Section 10.1 shall be and hereby is amended by the addition thereto of clause "(n)" as follows:

      "(n) at any time the Gemini Receivables form a part of the Borrowing Base the Gemini Service Agreement or Gemini


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

      Assignment Agreement shall be terminated or not otherwise be in full force or effect, or Gemini, the Company or any other party thereto (other than CIT) shall breach any warranty, representation or covenant contained therein."

(f) Section 12.6 of the Financing Agreement shall be, and hereby is, amended to provide that notices to the Company under clause "(B)" thereof shall be sent to Barry Regenstein, Chief Operating Officer and Chief Financial Officer.

(g) The definition of "Collateral" as set forth in Section 1 of the Financing Agreement shall be, and hereby is, and hereby is amended by the addition thereto of "the Gemini Service Agreement and the Gemini Receivables", and the Company hereby confirms that it has collaterally assigned to, and hereby grants to CIT, a security interest in and lien upon the Gemini Service Agreement and all present and future Gemini Receivables.

(h) Section 6.1 of the Financing Agreement shall be, and hereby is amended by the deletion therefrom after clause "(f)" of the word "and", and the insertion of the phrase "Gemini Receivables and the Gemini Service Agreement; and" as clause "(g)" and relettering existing clause "(g)" as clause "(h)".

(i) Section 7.14 of the Financing Agreement shall be, and hereby is, amended in its entirety to read as follows:

      "7.14. Any replacement of the Chief Financial Officer and/or Chief Operating Officer of the Company shall be reasonably satisfactory to CIT. "

(j) In addition, the Company and CIT agree that the Gemini Service Agreement and the Gemini Receivables are to be treated in a similar fashion under the Financing Agreement as the TBV Service Agreement and the TBV Receivables, and in furtherance thereof it is hereby mutually agreed that all references to "TBV", "TBV Service Agreement" and "TBV Receivables" shall be amended to also refer to and include "Gemini", "Gemini Service Agreement" and "Gemini Receivables", as the case may be, including but not limited to the following:

      (1) the definition of "Accounts" shall be, and hereby is, amended by adding the phrase "Gemini Receivables and"


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

      immediately prior to the phrase "TBV Receivables" on the third line thereof;

      (2) the definition of "Eligible Accounts Receivables" shall be, and hereby is, amended by adding the phrase "or Gemini" immediately after the phrase "TBV" in clause "(v)" thereof;

      (3) the definition of "Eligible Unbilled Accounts Receivables" shall be, and hereby is, amended by adding the phrase "and the Gemini Receivables" immediately after the phrase "TBV Receivables" in the parenthetical on the second line thereof;

      (4) the definition of "Permitted Encumbrances" shall be, and hereby is amended by adding the phrase "and/or the Gemini Service Agreement" immediately after the phrase "TBV Service Agreement" as contained in the parenthetical in clause "(g)" thereof;

      (5) the definition of "Trade Accounts Receivable" shall be, and hereby is amended by deleting the word "and" in the first sentence thereof where it appears preceding "(b)", and by adding the phrase "and (c) the Gemini Receivables" at the end thereof just prior to the period;

      (6) Section 3.2 of the Financing Agreement shall be, and hereby is, amended by adding the phrase "or Gemini's" after the phrase "TBV's" and prior to the phrase "customers" on the eleventh line thereof;

      (7) Section 3.3 of the Financing Agreement shall be, and hereby is, amended as follows:

            (x) by adding the phrase "and the Gemini Receivables" after the phrase "TBV Receivables" in the parenthetical on the third line thereof; (y) by adding the phrase "and/or Gemini" after the phrase "TBV" on the third line thereof; and (z) by adding the phrase "and/or the Gemini Receivables as the case may be" after the phrase "TBV Receivables" in the parenthetical on the fourth line thereof.


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

      (8) Section 6.10 of the Financing Agreement shall be, and hereby is, amended as follows:

            (x) by adding the phrase "or the Gemini Service Agreement" after the phrase "TBV Service Agreement" on the second line thereof; (y) by adding the phrase "and/or the Gemini Service Agreement" after the phrase "TBV Service Agreement on the fourth; and (z) by adding the phrase "and/or Gemini, as the case may be" after the phrase "TBV" on the last line thereof.

      (9) Section 7.6 of the Financing Agreement shall be and hereby is amended by adding the phrase "or Gemini (in respect of the Gemini Receivables)" after the phrase "TBV (in respect of the TBV Receivables)".

      (10) Section 7.8 of the Financing Agreement shall be, and hereby is, amended by adding the phrase "and the other parties to the Gemini Service Agreement have complied with all the terms of the Gemini Service
      Agreement" after the phrase "the other parties to the TBV Service Agreement have complied with all terms of the TBV Service Agreement" and prior to the parenthetical at the end of such Section.

      (11) Section 7.9(g) of the Financing Agreement shall be, and hereby is, amended by adding the phrase "and to Gemini, pursuant to the terms of the Gemini Service Agreement" after the phrase "to TBV, pursuant to the terms of the TBV Service Agreement" on the last line thereof.

(k) Notwithstanding any provision to the contrary contained in the Financing Agreement, until we notify you to the contrary (which notice may be given by us at any time in our sole discretion), it is hereby mutually agreed that any and all payments, remittances and/or collections from Delta Airlines ("Delta Collections") shall be paid directly to the Company, and shall not be deposited into CIT's lockbox or collection accounts maintained under the Financing
Agreement or otherwise turned over or paid to CIT for application to the Company's Obligations under the Financing Agreement. Until we notify you to the contrary hereunder, all such Delta Collections shall be retained by you and deposited into the Company's operating bank account. Notwithstanding the foregoing arrangement, the Delta Collections and the Accounts due and to become due from Delta Airlines giving rise to such Delta Collections are, and shall, at all times continue to be, subject to our security interest, lien and all of our rights under the Financing Agreement. You agree to notify Delta Airlines of the arrangements between us and take all other actions reasonably requested by us to implement such arrangements. You shall not be responsible for, nor shall you be in default under the Financing Agreement as a result of, Delta Airlines failure to comply with our arrangement, provided that (x) you have complied with our requests hereunder and (y) we may, in our sole discretion, return to Delta Airlines any and all Delta Collections received by us after February 28, 2005.


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

Notwithstanding any provision to the contrary contained herein, the effectiveness of all terms and provisions of this Waiver and Amendment Letter pertaining solely the inclusion of Gemini Receivables in the definition of Eligible Accounts Receivable and CIT making loans and/or advances against such Gemini Receivables shall be conditioned upon (A) the execution and delivery to CIT by the Company, Gemini and William Casey of the Gemini Assignment Agreement including but not limited to Gemini's acknowledgment thereof together with a copy of the executed Gemini Service Agreement and all other agreements and documents requested by CIT including but not limited to authorizing board of directors resolutions (all in form and substance satisfactory to CIT) and (B) completion to CIT's satisfaction of all lien searches and filings (including but not limited to the recording of all UCC financing statements requested by CIT) against the Company and Gemini.

In consideration of (i) our execution of this Waiver and Amendment Letter you agree to (x) pay to us an Accommodation Fee of $10,000 and (y) reimburse us upon demand for all Out-of-Pocket Expenses incurred by us in connection with this Waiver and Amendment Letter and the transactions contemplated herein and (ii) the preparation of this Waiver and Amendment Letter by our in-house legal department and facilities you agree to pay to us a Documentation Fee of $405.00. Such fees and expenses shall be due and payable on the date hereof and may (at our option) be charged to your Revolving Loans Account on the respective due dates thereof.

Except to the extent set forth herein, no other waiver of, or change in any of the terms, provisions or conditions of the Financing Agreement is intended or implied. Except to the extent set forth herein, this agreement shall not constitute a waiver of any other existing Defaults or Events of Default under the Financing Agreement (whether or not we have knowledge thereof), and shall not constitute a waiver of any future Defaults or Events of Default whatsoever.


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

If the foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.

                                        Very truly yours,

                                        THE CIT GROUP/BUSINESS
                                        CREDIT, INC.


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

Read and Agreed to:

COMMAND SECURITY CORPORATION


By: ____________________________________
Name: __________________________________
Title: _________________________________


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